Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES issuable upon exercise hereof HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. ______	Void after 5:00 p.m. Eastern Time on October 30, 2026 (subject to Section 2 herein, the “Expiration Date”)

November 1, 2021

ANIXA BIOSCIENCES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to ACORN MANAGEMENT PARTNERS, L.L.C. (the “Holder”) by ANIXA BIOSCIENCES, INC., a Delaware corporation (the “Company”), pursuant to the terms of that certain Professional Relations and Consulting Agreement, dated as of November 1, 2021, by and among the Company and the Holder (the “Agreement”).

1.       Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to SIXTY THOUSAND (60,000) shares of the Company’s Common Stock (the “Common Stock”) at the Exercise Price.

2.       Exercise Period. This Warrant shall vest and become exercisable such that TEN THOUSAND (10,000) shares underlying the Warrant shall vest and become exercisable on the first day of each month beginning on November 1, 2021 through April 1, 2022. The vested and exercisable portion of this Warrant may be exercised at any time on or prior to the Expiration Date. Notwithstanding the foregoing, if the Agreement is terminated for any reason, the vesting of this Warrant pursuant to this Section 2 shall immediately cease, the unvested portion of this Warrant shall immediately expire unexercised and the Termination Date of this Warrant shall be accelerated such that this Warrant shall terminate thirty (30) calendar days after the termination of the Agreement. For the avoidance of any doubt, by way of example, if the Agreement is terminated on December 15, 2021, this Warrant shall be exercisable for 20,000 shares of Common Stock and shall expire on January 14, 2022.

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3.       Exercise Price. The initial Exercise Price of this Warrant shall be $4.77 per share as adjusted for stock splits, stock dividends, combinations and the like.

4.       Method of Exercise. While this Warrant remains outstanding and is exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)       the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices during normal business hours on any business day prior to the Expiration Date; and

(b)       the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased in the form of cash or certified or bank check payable to the order of the Company.

The Company agrees that the shares of Common Stock issuable upon exercise of the Warrants shall be deemed to be issued to the Holder as the record holder of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the person or entity entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five (5) days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender. This Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void and of no value to the extent this Warrant is not exercised before it expires.

5.       Cashless Exercise. In lieu of exercising this Warrant in cash as described in Section 4, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder, upon exercise, shall be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the five (5) day VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the notice of exercise;
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(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of shares of Common Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Upon a cashless exercise, the Holder shall receive shares in accordance with the terms of Section 4 above, provided that no cash payment will be required with the surrendered Warrant and notice of exercise. For purposes of this Section 5, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a “national securities exchange,” the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then quoted on the OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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6.       Certificates for Common Stock. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) days of the delivery of the exercise notice and other deliverables required herein. Notwithstanding the foregoing, the Company, at its sole discretion, may elect to issue the shares of Common Stock so exercised in uncertificated, book entry form on the books and records of the Company.

7.       Issuance of Common Stock. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; provided, however, that the Holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder as reflected upon the books of the Company.

8.       Adjustment of Exercise Price and Number of Shares of Common Stock. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b)       Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)       Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d)       No Fractional Shares or Scrip. If as a result of any adjustment pursuant to this Section 8, the Holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock issuable to the Holder.

9.       Restrictive Legend. The shares of Common Stock received upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No transfer of these shares or any interest therein may be made except: (i) pursuant to an effective registration statement under the Act; (ii) pursuant to and in accordance with the terms and conditions of Rule 144; or (iii) pursuant to an opinion of counsel satisfactory to the issuer that such transfer does not require registration under the Act.”

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10.       Transfer of Warrant.

(a)       Limitation on Transfer. The Holder shall not, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) this Warrant or any right, title or interest herein or hereto, except in accordance with the provisions of this Warrant. Any attempt to Transfer this Warrant, in whole or in part, or any rights hereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such Transfer.

(b)       Transfer Procedures. If the Holder wishes to Transfer this Warrant to a transferee (a “Transferee”) under this Section 10, the Holder shall give notice to the Company through the use of the assignment form attached hereto as Exhibit B of its intention to make any Transfer permitted under this Section 10 not less than five (5) days prior to effecting such Transfer, which notice shall state the name and address of each Transferee to whom such Transfer is proposed. This Warrant may, in accordance with the terms hereof, be transferred in whole or in part. If this Warrant is transferred in whole, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover the number of shares assigned. If this Warrant is transferred in part, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrant shall cover the number of shares not so assigned and in respect of which no such exercise has been made in the case of the assignor and the number of shares so assigned, in the case of the assignee.

(c)       Transfers in Compliance with Law: Substitution of Transferee. Notwithstanding any other provision of this Warrant, no Transfer may be made pursuant to this Section 10 unless (a) the Transferee has agreed in writing to be bound by the terms and conditions hereto, (b) the Transfer complies in all respects with the applicable provisions of this Warrant, and (c) the Transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company in its reasonable judgment, the transferring Holder shall supply to the Company (x) an opinion of counsel, at such transferring Holder’s expense, to the effect that such Transfer complies with the applicable federal and state securities laws; and (y) a written statement to the Company, in such form as it may reasonably request, certifying that the Transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

11.       Rights of Stockholders. Except as described elsewhere herein, no holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

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12.       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the shares of Common Stock issuable upon exercise of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

13.       Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares issuable upon the exercise of any purchase rights under this Warrant.

14.       Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Holder with respect to the Warrant.

15.       Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, if such overnight delivery is requested, or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the Agreement, and (ii) if to the Company, at the address as set forth in the Agreement, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

16.       Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

17.       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant.

18.       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant.

19.       Amendment and Waiver. No provision of this Warrant shall be waived or modified without the written consent of the Company and the Holder.

20.       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

[Signature Page Follows]

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Issued this ___ day of ____________, 2021

ANIXA BIOSCIENCES, INC.

By:
Name:
Title:

ANIXA BIOSCIENCES, INC.

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A TO WARRANT

NOTICE OF EXERCISE

TO: Anixa Biosciences, Inc.

3150 Almaden Expressway, Suite 250

San Jose, CA 95118

Attention: Michael Catelani

1.       The undersigned hereby elects to purchase __________ shares of Common Stock pursuant to the terms of the attached Warrant).

2.       The undersigned elects to exercise the attached Warrant:

[  ] by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

[  ] by the cancellation of such number of shares of Common Stock underlying the Warrant as is necessary, in accordance with the formula set forth in Section 5, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 5.

3.       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B TO WARRANT

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of Common Stock of Anixa Biosciences, Inc. to which the attached Warrant relates.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: